Exhibit 99.1

Shareholders Approve Union Bankshares Corporation Acquisition

of Xenith Bankshares, Inc.

Richmond, Va., October 26, 2017 – At separate special meetings today, shareholders of both Union Bankshares Corporation (“Union”) and Xenith Bankshares, Inc. (“Xenith”) approved the merger of Xenith with and into Union. Under the terms of the merger agreement, Xenith shareholders will receive 0.9354 shares of Union common stock for each share of Xenith common stock.

“We are pleased to have received all of the approvals needed to proceed with the acquisition and remain on track to close the transaction in early January 2018,” said John C. Asbury, President and CEO of Union. “The acquisition of Xenith transforms Union into a Virginia-based regional bank, something that hasn’t existed in nearly 20 years, and expands our presence into Maryland and North Carolina. This makes us uniquely valuable to our teammates, customers, shareholders and the communities we serve.”

“When we started Xenith in 2009, we had a goal to become the preeminent commercial banking institution in Virginia,” said T. Gaylon Layfield, CEO of Xenith. “I’m proud that we will achieve that goal as Union in 2018.”

All regulatory approvals have been received and the merger is expected to close during early January 2018. Based on financial data as of September 30, 2017, the combined company would have total assets of approximately $12.3 billion, deposits of approximately $9.5 billion and loans of approximately $9.3 billion.

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 111 branches and approximately 173 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Union Insurance Group, LLC, which offers various lines of insurance products; and Old Dominion Capital Management, Inc., which provides investment advisory services.

Additional information on the Company is available at http://investors.bankatunion.com.

ABOUT XENITH BANKSHARES, INC.

Xenith Bankshares, Inc. (NASDAQ: XBKS) is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, and retail banking clients. Xenith also offers marine finance floorplan and end-user products through its Shore Premier Finance division. Xenith Bank’s regional area of operations spans from greater Baltimore, Maryland to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia. Xenith Bank has 40 full-service branches and two loan production offices located across these areas with its headquarters centrally located in Richmond.

Additional information about Xenith and its subsidiaries can be found at www.xenithbank.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Xenith or their management about future events. Such statements include statements as to the anticipated benefits of the merger as well as other statements regarding the merger. Although each of Union and Xenith believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Xenith will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to: (1) the businesses of Union and Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) changes in interest rates, general economic conditions, tax rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (6) other risk factors detailed from time to time in filings made by Union or Xenith with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and Union and Xenith undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Bill Cimino (804) 448-0937, VP and Director of Investor Relations for Union Bankshares Corporation

Thomas W. Osgood (804) 433-2209, Executive Vice President and Chief Financial Officer of Xenith Bankshares, Inc.